UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019 (June 10, 2019)

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Tapinator, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	333-224531	46-3731133
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 West 40th Street, Suite 1902, New York, NY 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (914) 930-6232

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:  None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2019, Tapinator, Inc., a Delaware corporation (the “Company”), entered into an Amendment No. 4 to Executive Employment Agreement (the “Nikolayev Amendment”) with Ilya Nikolayev, the Company’s Chief Executive Officer, and an Amendment No. 4 to Executive Employment Agreement (the “Merkatz Amendment”) with Andrew Merkatz, the Company’s President and Chief Financial Officer. The Nikolayev Amendment and Merkatz Amendment are referred to herein as the “Amendments”.

The sole purpose of the Amendments was to extend the term of the Executive Employment Agreements, as amended, of both Mr. Nikolayev and Mr. Merkatz from March 31, 2021 to June 30, 2022 and the term will be automatically renewed for the two-year period beginning on July 1, 2022 and ending on June 30, 2024 if neither the Company nor Mr. Nikolayev or Mr. Merkatz, respectively, provides written notice to the other party of non-renewal on or before April 31, 2022.

The foregoing description of the Nikolayev Amendment and the Merkatz Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Nikolayev Amendment and the Merkatz Amendment which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Amendment No. 4 to Executive Employment Agreement between Tapinator, Inc. and Ilya Nikolayev.
10.2	Amendment No. 4 to Executive Employment Agreement between Tapinator, Inc. and Andrew Merkatz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tapinator, Inc.

By:	/s/ Ilya Nikolayev
Ilya Nikolayev Chief Executive Officer

Date: June 14, 2019